Exhibit 10.28
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 27, 2007, by and among CONCHO RESOURCES INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders entered into that certain Credit Agreement dated as of February 24, 2006, (as amended on July 6, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to permit the Borrower to obtain additional financing in the form of a $200,000,000 second lien term loan (the “Replacement Term Facility”); and the Administrative Agent and the Lenders (or at least the required percentage thereof) have agreed to do so on the terms and conditions hereinafter set forth; and
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders, hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Additional Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in appropriate alphabetical order:
     “First Amendment Effective Date” means July 6, 2006.
     “Second Amendment Effective Date” means March 27, 2007.
     1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:
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     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses and the net income of any Person (other than the Borrower or a Restricted Subsidiary) for that period, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary), provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case required to be included in net income of the Borrower and its Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 123R, 133 or 143, but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Swap Contract.
     “Initial Public Offering” means a sale by the Borrower of its common stock in an underwritten (firm commitment) initial public offering registered under the Securities Act of 1933, as amended, resulting in the listing of the Borrower’s common stock on a nationally recognized stock exchange, including without limitation, the NASDAQ National Market System.
     “Intercreditor Agreement” means the Intercreditor Agreement dated as of March 27, 2007, among the Administrative Agent, the Term Agent, the Borrower and each Guarantor.
     “Net Cash Proceeds” means with respect to any Disposition (including any casualty event or loss) of Borrowing Base Properties by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, over (ii) the sum of (1) the principal amount of any Indebtedness, if any, that is secured by such Borrowing Base Properties and that is required to be repaid in connection with the sale thereof (other than the Loans and any loans outstanding under the Second Lien Facility), and (2) the out-of-pocket expenses incurred by Borrower or such Restricted Subsidiary in connection with such Disposition.
     “Term Facility Documents” means that certain Credit Agreement dated March 27, 2007, by and among the Borrower, the financial institutions named therein (including Bank of America, N.A.) and the Term Agent and any promissory notes executed in connection therewith, security instruments and any other agreements executed in connection with such Credit Agreement as the same may be amended, modified, supplemented or restated from time to time to the extent permitted under this Agreement.
     “Threshold Amount” means $7,500,000.
     1.3 Amended Definitions. Clause (b) of the definition of “Permitted Investments” in Section 1.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:
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     (b) Investments outstanding on the Second Amendment Effective Date and disclosed in the unaudited financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2006 and the related consolidated statements of income, and consolidated statements of shareholders’ equity and cash flows for the fiscal year and Investments made subsequent to the Second Amendment Effective Date with the prior written consent of the Administrative Agent and the Required Lenders; or
     1.4 Mandatory Prepayment of Loans. Section 2.11 of the Credit Agreement shall be and it hereby is amended by adding the following as clause (c) at the end of such Section:
     (c) In the event a Borrowing Base Deficiency exists at any time the Borrower or any Restricted Subsidiary is obligated to prepay any outstanding Term Loans, the Borrower shall prepay the Borrowings in an amount sufficient to eliminate such Borrowing Base Deficiency before making any prepayment of the Term Loans.
     1.5 Initial Borrowing Base and Conforming Borrowing Base. Section 3.01 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     3.01 Initial Borrowing Base and Conforming Borrowing Base. During the period from the Second Amendment Effective Date until the first Redetermination after the Second Amendment Effective Date, the Borrowing Base shall be $375,000,000. On and after the Second Amendment Effective Date, the Conforming Borrowing Base shall equal the Borrowing Base. As soon as available and in any event by April 1 and October 1 of each year, beginning April 1, 2007, the Borrower shall deliver to the Administrative Agent and each Lender, in the case of the April 1 determination, an Annual Engineering Report and, in the case of the October 1 redetermination, an Interim Engineering Report, together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties. Simultaneously with the delivery to the Administrative Agent and the Lenders of each Engineering Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date. Promptly after the receipt by the Administrative Agent of such Engineering Report and Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base and, with respect to any Redetermination prior to the Second Amendment Effective Date, the Conforming Borrowing Base as of the next Redetermination Date; provided that no Redetermination of the Conforming Borrowing Base shall be required on or after the Second Amendment Effective Date.
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     1.6 Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. The first sentence of Section 3.02 of the Credit Agreement shall be and it hereby is amended by deleting the date “September 1, 2007” and substituted therefor “the Second Amendment Effective Date.”
     1.7 Equity Interests. Section 5.13 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part(a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable (except for such Equity Interests consisting of partnership interests and membership interests) and are owned by a Loan Party as specified, and in the amounts specified, on Part(a) of Schedule 5.13, free and clear of all Liens (except for Liens created by the Loan Documents and the Liens permitted under Section 7.01(g)). The Borrower has no Equity Interests in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. After giving effect to the Transactions, and prior to the IPO Date, a majority of the outstanding Equity Interests in the Borrower are owned by the Control Group.
     1.8 Financial Statements. Section 6.01(a) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (a) as soon as available, but in any event not later than, with respect to the fiscal year ended December 31, 2005, 90 days after such date, with respect to the fiscal year ended December 31, 2006, 60 days after the Second Amendment Effective Date, and with respect to each fiscal year of the Borrower thereafter (commencing with the fiscal year ended December 31, 2007), 90 days after the end of each such fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and an unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and
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     1.9 Investments. Section 7.02(c) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (c) advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $12,000,000 plus all accrued and unpaid interest attributable thereto at any time outstanding to finance the purchase by such officers, directors and employees of Equity Interests in Concho Holdings prior to IPO Date;
     1.10 Indebtedness. Section 7.03(f) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (f) Indebtedness under the Term Facility in an aggregate principal amount not exceeding $200,000,000 at any time outstanding and any refinancing of such Indebtedness so long as (i) any such refinancing is in an aggregate principal amount no greater than the principal amount of such Indebtedness outstanding at the time of such refinancing and (ii) such refinancing is permitted under the Intercreditor Agreement.
     1.11 Dispositions. Section 7.05(f) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (f) So long as no Event of Default has occurred and is continuing or would be caused by such Disposition, Dispositions of other assets not constituting Borrowing Base Properties, including all (but not less than all) of the Borrower’s direct or indirect Equity Interests in any Restricted Subsidiary that does not own Borrowing Base Properties, directly or indirectly, but excluding any direct or indirect Equity Interests in any Restricted Subsidiary that does own Borrowing Base Properties, directly or indirectly;
     1.12 Restricted Payments. Section 7.06(d) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (d) to the extent not paid prior to the IPO Date and so long as no Event of Default has occurred and is continuing or would be caused by such Restricted Payment, accrued and unpaid dividends on Concho Holdings’ Preferred Stock in an aggregate amount not exceeding $2,500,000.
     1.13 Restricted Payments. Section 7.06(c) of the Credit Agreement shall be and it is hereby amended by inserting ” and” at the end of such clause (c); and Section 7.06(e) of the Credit Agreement shall be and it is hereby deleted in its entirety.
     1.14 Consolidated Leverage Ratio. Section 7.11(a) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Borrower, as of the last day of any period of four consecutive fiscal quarters (commencing with the four fiscal quarter period ending March 31, 2007)
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for which the financial statements required under Section 6.01(a) or 6.01(b) are available, to be greater than 4.00 to 1.00.
     1.15 Current Ratio. Section 7.11(b) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (b) Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00 as of the last day of any fiscal quarter.
     1.16 Term Facility Restrictions. Section 7.15 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     7.15 Term Facility Restrictions. Prior to the First Priority Obligations Payment Date (as defined in the Intercreditor Agreement), the Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except for the regularly scheduled payments of principal and interest required under the Term Facility Documents, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Term Loans, or (b) enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under any Term Facility Document if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Indebtedness evidenced by the Term Facility Documents or the rate of interest on any such Indebtedness (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Term Facility Documents), (ii) change or add any event of default or any covenant with respect to the Indebtedness evidenced by the Term Facility Documents if the effect of such change or addition is to cause any one or more of the Term Facility Documents to be more restrictive on any Loan Party than such Term Facility Documents were prior to such change or addition (unless such change or addition is deemed to have been made to the Term Facility Documents pursuant to the Intercreditor Agreement), (iii) change the dates upon which payments of principal or interest on the Indebtedness evidenced by the Term Facility Documents are due, (iv) change any redemption or prepayment provisions of the Indebtedness evidenced by the Term Facility Documents, or (v) grant any Liens in any assets or properties of any Loan Party, other than the Liens permitted under the Intercreditor Agreement. Notwithstanding the foregoing, so long as no Default or Borrowing Base Deficiency shall have occurred and be continuing or would result from the making of such payment, the Borrower may retire, redeem, defease, repurchase or prepay the Indebtedness evidenced by the Term Facility Documents (x) on or within five (5) Business Days following the receipt thereof, with the proceeds of cash equity contributions received by the Borrower in exchange for common stock, and (y) with the Net Cash Proceeds from Dispositions permitted under Section 7.05(c) subject to the Borrower’s compliance with Section 2.11(b) prior to making such payment.
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SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.
     2.1 Execution and Delivery. Each Loan Party shall have executed and delivered this Amendment.
     2.2 Intercreditor Agreement. The Second Priority Representative (as such term is defined in the Intercreditor Agreement) and each Loan Party shall have executed and the Administrative Agent shall have received a fully executed Intercreditor Agreement dated as of the date hereof.
     2.3 Term Facility Documents. The Administrative Agent shall have received copies of all the Term Facility Documents.
     2.4 Receipt of Replacement Term Facility Proceeds. The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower has received $199,000,000 in gross cash proceeds from the incurrence of the Indebtedness evidenced by the Term Facility Documents and otherwise on terms and conditions satisfactory to the Lenders.
     2.5 Use of Replacement Term Facility Proceeds. The Administrative Agent shall have received reasonably satisfactory evidence that concurrently with the initial advance under the Replacement Term Facility (i) all Indebtedness and obligations of Borrower and Guarantors under the Term Facility and the Term Facility Documents (as such terms are defined as of the First Amendment Effective Date, the “Existing Term Facility”) will be paid in full with the proceeds of such initial advance and all commitments to lend under the Existing Term Facility will be terminated, (b) all Liens securing the Existing Term Facility, will be released, together with, if requested by the Administrative Agent, original executed instruments releasing and terminating any such Liens in a form suitable for filing in the applicable jurisdiction, (c) all proceeds of the initial advance under the Replacement Term Facility remaining after payment in full of the Existing Term Facility and any reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Replacement Term Facility and required to be paid on the date of the initial advance under the Replacement Term Facility will be used to prepay the outstanding Revolving Loans and (d) no Borrowing Base Deficiency will exist after giving effect to the Redetermination of the Borrowing Base contemplated by Section 1.5 of this Amendment.
     2.6 No Default. No Default shall have occurred and be continuing.
     2.7 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
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SECTION 3. Representations and Warranties of the Borrower. To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:
     3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Loan Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).
     3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Loan Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no approval, consent or action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Loan Party or result in the creation or imposition of any Lien upon any of the assets of such Loan Party except for Liens permitted under Section 7.01 of the Credit Agreement.
     3.3 Enforceability. This Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
SECTION 4. Miscellaneous.
     4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof and each Guarantor hereby reaffirms that its Guaranty remains in full force and effect.
     4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     4.3 Legal Expenses. Each Loan Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     4.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when
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so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until each Loan Party, the Lenders (or at least the required percentage thereof), and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     4.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
[Remainder of Page Intentionally Blank. Signature Pages Follow.]
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     IN WITNESS WHEREOF, the parties have caused this Second Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER: CONCHO RESOURCES INC., a Delaware corporation
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

GUARANTORS: CONCHO EQUITY HOLDINGS CORP., a Delaware corporation
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

CONCHO ENERGY SERVICES LLC, a Texas limited liability company
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

COG OPERATING LLC, a Delaware limited liability company
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

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CONCHO LP LLC, a Delaware limited liability company
By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	President

COG OIL & GAS LP, a Texas limited partnership
By:	COG Operating LLC, its sole general partner

By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

COG REALTY LLC, a Texas limited liability company
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

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JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Wm. Mark Cranmer
	Name:	Wm. Mark Cranmer
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Wm. Mark Cranmer
	Name:	Wm. Mark Cranmer
	Title:	Senior Vice President

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BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:	/s/ Jeffrey H. Rathkamp
	Name:	Jeffrey H. Rathkamp
	Title:	Managing Director

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BNP PARIBAS, as a Documentation Agent and a Lender
By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

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WACHOVIA BANK, NATIONAL ASSOCIATION, as a Documentation Agent and a Lender
By:	/s/ Jay Buckman
	Name:	Jay Buckman
	Title:	Vice President

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BANK OF SCOTLAND, as a Lender
By:	/s/ Karen Weich
	Name:	Karen Weich
	Title:	Vice President

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THE FROST NATIONAL BANK, as a Lender
By:	/s/ John S. Warren
	Name:	John S. Warren
	Title:	Senior Vice President

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BANK OF TEXAS, N.A., as a Lender
By:	/s/ J. Michael Delbridge
	Name:	J. Michael Delbridge
	Title:	Senior Vice President

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CITIBANK, N.A. (formerly Citibank Texas, N.A.), as a Lender
By:	/s/ Ryan Monroe
	Name:	Ryan Monroe
	Title:	Vice President

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COMERICA BANK, as a Lender
By:	/s/ Matthew J. Purchase
	Name:	Matthew J. Purchase
	Title:	Vice President

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FORTIS CAPITAL CORP., as a Lender
By:	/s/ Michele Jones
	Name:	Michele Jones
	Title:	Senior Vice President

By:	/s/ Deirdre Sanborn
	Name:	Deirdre Sanborn
	Title:	Senior Vice President

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NATIXIS (formerly Natexis Banques Populaires), as a Lender
By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Managing Director

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SCOTIABANC INC., as a Lender
By:	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

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STERLING BANK, as a Lender
By:	/s/ Jeff A. Forbis
	Name:	Jeff A. Forbis
	Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Heather A Han
	Name:	Heather A Han
	Title:	Assistant Vice President

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